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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): May 13, 2004



                        International DisplayWorks, Inc.
                        --------------------------------
             (Exact name of registrant as specified in its charter)



            Delaware                     0-27002             94-3333649
            --------                     -------             ----------
(State or other jurisdiction of     (Commission File      (I.R.S. Employer
 incorporation or organization)         Number)           Identification No.)



                           599 Menlo Drive, Suite 200
                            Rocklin, California 95765
                                 (916) 415-0864
                                 --------------
          (Address and telephone number of principal executive offices)

ITEM 5.  OTHER EVENTS AND REGULATION FD DISCLOSURE

     On May 13, 2004, International DisplayWorks, Inc. (the "Company") signed agreements with institutional investors for a private financing to raise approximately $20,250,000, 4,500,000 shares of restricted common stock. Roth Capital Partners, LLC is acting as the placement agent for the financing and will receive an eight (8%) fee based on gross proceeds. The financing was a straight equity financing and the terms did not contain any re-pricing provisions. The Company will use the net proceeds for the purchase of manufacturing equipment to expand its products, to repay certain debt and for the implementation of its strategic operating plans. The Company anticipates the closing within ten (10) days.

     The terms of the private financing are set forth in the form of Securities Purchase Agreement, attached as Exhibit 10.1 and Registration Rights Agreement, attached as Exhibit 10.2. Under the terms of the Securities Purchase Agreement and Registration Rights Agreement, the Company agreed to prepare and file with the Securities and Exchange Commission a registration statement covering the resale of the securities.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(c)      Exhibits

         Exhibit Number    Description
         --------------    -----------

             10.1          Form of Securities Purchase Agreement

             10.2          Form of Registration Rights Agreement

             99            Press Release Announcing $20 Million Dollar Private
                           Placement

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



                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         INTERNATIONAL DISPLAYWORKS, INC.,
                                         a Delaware Corporation



Dated:  May 13, 2004                     /s/ Alan M. Lefko
                                         ---------------------------------------
                                         Alan M. Lefko,
                                         Vice President of Finance



























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